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                                  Exhibit 99.1

This Report on Form 8-K contains forward-looking statements reflecting management's current forecast of certain aspects of our future. It is based on current information which we have assessed but which by its nature is dynamic and subject to rapid and abrupt changes. Forward-looking statements include quotes by Gordon T. Graves concerning our projected earnings per share; our intentions regarding future public disclosure of projected earnings per share; and our expectations regarding Mr. Graves' projections. The forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "think," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Our actual results could differ materially from those stated or implied by our forward-looking statements, due to risks and uncertainties associated with our business. These risks are described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and our April 19, 2002 Amended Registration Statement on Form S-3/A, which you should read carefully, and which are incorporated herein by this reference.

Well, a lot of water has gone under the bridge since we met here last year. We had September 11, which changed all of our lives. We had the collapse of Enron. We had the breathtaking fall of communications costs, the first live TV network show linked to a Vegas slot game, information highway gaming control laws passed in both Nevada and California, regulatory clarity regarding amusement eight-liners coming in Texas, the possible proliferation of skill games, and the rise of MGAM. Your company went from a high-risk, unknown, microcap company to the company delivering the highest percentage return on investment of any Wall Street stock in 2001. We have seen astounding growth in revenue, earnings, net worth, and market value. MGAM is still a baby compared to the big entertainment companies, but we are accelerating onto the scene on Wall Street and in the gaming community. We are starting to see good "deal flow." Last year's shareholders' meeting focused on our corporate goals. We discussed our major goals for 2001 and the major decisions we faced in that year. I thought it would be a good idea to use the same focus this year, starting with a look at how we fared in meeting the goals established a year ago. Then Clifton Lind will talk about our goals for the coming year. But before that, let me flip through the PowerPoint presentation we used last year at this meeting.

First, I am pleased to announce that we not only met but also exceeded our most critical goal last year. That goal was to install more and more New-Generation Class II electronic gaming systems and player stations in Indian Country. We increased the number of player stations connected to Betnet(TM) in Indian Country from 5,250 at March 31, 2001, to 8,322 at March 31, 2002. We had only about 450 of the New-Generation bonanza style bingo games, the MegaNanza series, installed in March of 2001. We had 3,775 of them installed one year later. In other words, we installed 3,325 MegaNanza games in that one year, which is 38% more than we use in our model. Unfortunately, we also replaced more Legacy games than we expected for the year so that the net increase in our player station population was slightly less than expected. Since the MegaNanza series of games make so much more money than the Legacy games, the total economic impact of our 2001 growth was much more positive than anticipated. We had hoped to increase the cash productivity of our games (measured as EBITDA per player station) to $4,000 per year during FY 2002. We beat that goal handily and actually increased that cash productivity run rate to in excess of $7,000 per year per player station for the quarter just ended in March 2002. Installing and operating our ultra-high-speed bingo games: MegaNanza(TM), Two Step Bingo(TM), Reel Time Bingo(TM), etc. in Indian Country is our core business.

We also had hoped that in 2001 we would be able to successfully implement our proxy play system, which allows agents at an Indian Country bingo hall to play bingo games on behalf of off-site participants. We did implement the proxy play system in 2001. Unfortunately, we have not yet proven the economic benefit of that implementation. We have been testing our proxy play station for about five months now under a contract we have with the Lac Vieux Desert Band of Chippewa Indians in Michigan. Under the Lac Vieux agreement, we provide the technology and the tribe has been responsible for everything else. The Lac Vieux Tribe has been very focused on other projects, such as a lawsuit they


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recently won against the city of Detroit involving the award of casino licenses there, and they have not executed our project on a very timely basis; further, we have not been very effective in helping them. We have been reluctant to dedicate the necessary resources to really move this project along until we see if the tribe can get a federal judge to give them protection from possible prosecution. Internet gaming is a very politically sensitive issue, and we expect we could be vulnerable to attack from myriad city, county, state, or federal prosecutors if we don't obtain court protection. The tribe has filed a suit requesting such protection, the federal government has responded, and we are now waiting for the judge's decision.

It appears to me from our tests that proxy play bingo can be a big economic success in the United States if the system operator can effectively deliver the results of the game to the home viewer in a dramatic enough fashion and accommodate convenient account wagering. Just as important, the operator must effectively protect against hackers, underage gamblers, and potential participants from jurisdictions where such participation might be illegal. Unfortunately, I suspect that MGAM might not be able to address these issues in time to become an early adopter among major licensed Internet gaming players. We have other, more concrete and immediate opportunities with less legal uncertainty, which I expect will require the dedication of just about all of the excess resources we can afford to expend outside our core business activity. Consequently, we might discontinue this project unless Lac Vieux makes some significant progress in the near future.

There is no question that someone will strike it rich by using the information highway to take some part of the casino or bingo experience to the home. But that might not be MGAM. A company's risk tolerance goes down as its cash flow goes up. It especially goes down if that risk jeopardizes the cash flow. One way to protect against such risk is to take a belt and suspenders approach. By that, I mean to design the game outcome determination process and game entry procedure of the game we offer so it qualifies as a sweepstakes game, a skill game, and a legal amusement game, as well as a electronic bingo game or a video lottery game. I believe the real future of the proxy play service and these other type of games that comply with the gambling laws might be as part of a move by the TV industry to integrate commercial advertisements into the entertainment content in light of technology that allows viewers to zap the scheduled commercials, and as a way to rapidly capture individual preference data on the viewers. This past Sunday, I watched the CBS Sunday Morning News. At least four of the feature segments were almost infomercials. One section was on digital cameras, one was on the gourmet cheese industry, one was on an ice cream retailer and one was on Broadway plays. Brand-name messages were everywhere. There is little question that Sumner Redstone is thinking about TiVo and its impact. In addition, CBS has now integrated the Survivor TV show into a Vegas slot machine.

On another front, we had hoped to expand Betnet into the non-Indian casino market segment as well as the charity and the lottery market segments in 2001. We were not very successful last year in that regard either. As we pointed out at last year's shareholder meeting, the most reasonable route to penetrate these three market segments is probably through a merger, acquisition or joint venture with a firm already in those market segments. They have the tools and knowledge to serve their market. For example, they know how to lobby to change laws and regulations; we don't. We failed to capitalize on a number of opportunities we had last year to change state regulations or laws to allow our games to go into charities. We are learning from these experiences, but it takes time to learn and improve. After our 2001 experiences, and in light of the tremendous demand we continue to see in our basic business, I doubt that we will be able to pull off an endeavor as large and complicated as a merger or acquisition in 2002. Our people have come up with new product ideas that could accelerate our independent entry into both the lottery and the charity bingo business, but it could take us a couple of more years to penetrate any one of these new market segments adequately to make any significant contribution to our profits. Fortunately, there is still tremendous growth potential in Indian Country. Another area where we were successful last year was in reducing the design cycle time for new games from the approximately 90 days it previously took to go from final specification to game introduction, down to 50 days. This streamlined game design process will be further enhanced now that we have completed development of our fourth-generation gaming system, Gen 4. Gen 4 capitalizes more on the use and re-use of software modules, which greatly


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reduce the amount of software code that must be written to implement a new game.
Joe Enzminger will talk about this later today.

We had hoped that by the end of 2002 to have at least 10,000 electronic player stations connected to Betnet. We are on schedule to meet that goal. At the end of March, we had 8,322 stations installed. We expect to install at least 500 more Class III stations and at least 1,200 net New-Generation Class II player stations in the last six months of the year. Let me talk about our model. We continue to install more than 200 new ultra-high-speed games per month. That means an average increase of 600 stations per quarter. If the hold per machine is $160 per day, our net revenue is $48 per day as long as we get a 30% participation fee. Our incremental costs are about $14 per day, of which $4 is depreciation. Daily pre-tax contribution is $34 per station per day. For 600 machines on average per quarter for 90 days, pre-tax profit contribution is about $1.0 million dollars or about 8 cents per share after tax. I do not expect to see any actual increase in earnings for the third quarter because of the 350 machines we had to reinstall during May, and a decrease in the hold per unit that we have seen so far this quarter.

We will see an increase in our fourth-quarter earnings, assuming that hold does not continue to decrease, and if the NIGC and the Justice Department do nothing further to disrupt our business. In addition, during the third or fourth quarter, we may need to write off costs associated with our discontinued secondary offering, which I will talk about in a few minutes. Our guidance for the year, which is $1.75 per share, assumes that we see no sequential growth for the third and fourth quarters. I admit that it is a conservative projection, but in this unsettled environment, it is better to be safe than sorry.

One of the major decisions we planned to make within the last year has been CEO succession. As you know, we expected to have a plan regarding this plan no later than this year's shareholder meeting. We put this activity off to the last minute, and then after we received the NIGC letter, we were forced to postpone a lot of the necessary work and dialogue necessary to accomplish this task in an orderly manner. We had a board meeting nine days ago to readdress the question. The task has become a lot more difficult since Enron. We just do not quite have that work finished.

Our staff did a wonderful job this past year. We have a tremendous amount of talent. Brendan O'Connor and his staff have done an unusually good job. Gary Loebig and his staff are getting better and better. Craig Nouis has made impressive advances in his department. Skip Lannert continues to learn and grow, and our new special projects manager Dirk Heinen has impressed everyone from fellow employees to customers with his general business acumen and how fast he has learned our business.

Clifton is going to talk more about our goals for this coming year, but I wanted to talk a little about one new development I see that could be extremely powerful. We have developed some pretty good technical tools to use in helping our customers place the right games in the best player stations using the best game outcome determination (OD) method. A game of chance can be broken down into four basic steps. These steps are: advertising, accepting the wager, conducting the game outcome determination process, and showing the results of the game. Gaming laws focus on how the game outcome is determined. A slot machine traditionally used a mechanical arm driving a slotted cylinder of independent reels through a set of gears as the OD mechanism. Modern-day slots use an electronic psuedo-random number generator as their OD device. A lottery instant ticket game uses a similar psuedo-random number generator OD device but its output drives an algorithm that shuffles a fixed population of outcomes with a predetermined mix of winning and losing outcomes and stores the results on a computer data base to be selected by the players in some random manner at a later time. We are now working on an OD that is a skill game and an OD that meets the requirements for a legalized low-payout amusement game under Texas law. We believe we can design a system and a set of player stations that have universal application. By that I mean we can use the same wager acceptance elements and the same game outcome displays in different gaming market segments by merely changing the OD device.


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I want to say a word about fund raising and our shelf registration. Today, we do not plan to launch a new large secondary stock offering any time in the foreseeable future. We have a lot more cash in the bank than when we initiated the secondary offering in January; we are generating a lot more cash now, and the window of market opportunity has closed some since then. We were going to use a lot of those funds to fund construction projects for facilities on trust land where we could install our games. We still expect to start up a couple of major construction projects for facilities in the near future and we still might need funds for lottery projects. We might need to raise some money for those projects, but it appears we can probably accomplish the most attractive projects with internally generated cash. If enough good projects come our way, that could change. If that happens, the shelf registration allows us to respond rapidly.
The decision to raise additional capital will be based on whether that additional capital will allow us to increase our earnings enough to offset the dilution from raising that capital. The higher our stock price goes, the lower the dilution. At $100 per share, we only need to sell one million shares to raise $100 million, rather than 3 million shares. Simplistically, this means the $100 million need only allow us to increase profits by about 8% to justify the offering on this basis. Realistically, 8% of anticipated 2003 earnings would not be adequate ROI for MGAM. We do have $750,000 or so in deferred cost on our books incurred during the previous secondary preparation. We will have to write off that expense as a one-time charge before the end of the year, perhaps sooner if we do not raise any money soon. Such a charge results in about a 3 cent per share cost.

People ask me, "What keeps you awake at nights?" My biggest concern now is talent drain. We have used stock options as the primary compensation tool to attract, motivate, and retain people. It has been a very successful tool for MGAM. I wrote my master's thesis under Dr. George Kozmetsky at the University of Texas on the subject of compensation of professional engineers and scientists. It was clear to me after that study that no other type of compensation approached the effectiveness of stock options. I believe that has continued to be the case here some 27 years later. Unfortunately, accounting rules are probably going to change in a way that options will no longer be as effective. In addition, we are at a point where we have a lot of people who are now paper rich. As their options vest, they will become cash rich. These people have made tremendous contributions to our success. They are confident in themselves and want more responsibility, and they are establishing their own new business ideas. MGAM is becoming a well-known success in Austin and there will be investors interested in funding our most talented employees who want to spin off and start their own ventures. I saw this happen at Litton Industries and Teledyne when they became successful. In fact, I was part of spin-offs from both companies. All of these forces will eventually lead to spin-offs from MGAM. It is our job to make the MGAM environment as attractive as possible and hold those spin-offs to a minimum, and to assure they happen in an orderly manner when they do. We are in the process of finding expert professional consultants to help us address this challenge.

I am no longer very concerned about us losing the lawsuit on our present MegaNanza game. That does not mean our opponents will not make some new move to try and hurt us in this legal chess game called litigation. That possibility demands our careful attention, but we do have the law on our side, we have back-up games that are looking good, and our legal people and the attorneys of our major tribal customers are starting to work as a team.

Now we are starting to focus on the next wave of potential problems. What are they? I think the Justice Department and the states might finally realize that their strategy of trying to keep the definition of Class II gaming unclear is a futile strategy in light of that important canon of law that says, "in case of uncertainty or ambiguity, the courts rule in favor of the tribes." So my second most serious worry is that Native Americans' competitors will either go back to Congress and try to get the law changed in their favor, or the most formidable competitors, the States, will realizing that the old strategy is not working and will decide that if they can't beat the tribes they will join them. If this happens, many of our tribal bingo customers will negotiate Class III compacts with their respective states.

We and our tribal partners are working on a public relations campaign to educate people about the benefits of Indian gaming and the high quality of their regulatory process. We believe we can convince


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Congress and their constituents that electronic bingo is a wonderful way to help the tribes. If we do a good job, we can prevent any negative change in the law from Congress.

This Class III compact possibility is a new challenge, which I did not have much concern about back in February when I spoke in Las Vegas at the AMCN gaming summit conference. But now, since we are no longer worried about having to bring a lawsuit against the NIGC, it has popped up on the radar screen. We are working on a strategy to assure that if it does happen, we have new progressive and interactive Class III games available which will allow us to continue to keep most of our revenue on a recurring basis, even if all the tribes enter into compacts. We expect we will get a lower percentage fee in a Class III environment, but we are confident that we can make up for that with larger holds or win rates and additional machine placements. We have faith that what is good for Native American gaming is good for MGAM. We believe that in the long term, Class II electronic bingo games will continue to have a very important role to play in Indian Country, but if we do not have a good Class III strategy in place, we could be hurt in the short term by any new compacts or changes in compacts which would reduce the attractiveness of Class II games to some of our customers. Just as Clifton and the team had effective contingency plans in place when the NIGC opinion letter came, I am confident they will have contingency plans in place before any new compacts take effect.

Another worry is that if we take our present lawsuit to its conclusion or if other things we and the tribes are working on are successful, the definition of what is a legal bingo game will become so clear that we will see larger suppliers coming into our market space as formidable competitors. The bottom line solution to all these problems is to design and implement better and better games. That is what we really do well.

Thanks for coming.




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